 RedHill Biopharma Ltd. (“RDHL”)Corporate UpdateMarch 2021  Free Writing Prospectus dated March 1, 2021Filed pursuant to Rule 433Relating to the Preliminary Prospectus Supplement datedMarch 1, 2021Registration Statement No. 333-232777

 RedHill Biopharma Ltd. (“RDHL”)Corporate UpdateFebruary 2021  Full corporate presentation can be found at: https://ir.redhillbio.com/  Free Writing Prospectus dated March 1, 2021Filed pursuant to Rule 433Relating to the Preliminary Prospectus Supplement datedMarch 1, 2021Registration Statement No. 333-232777

 Forward Looking Statement    This presentation does not constitute an offer or invitation to sell or issue, or any solicitation of an offer to subscribe for or acquire any of the Company’s securities or to participate in any investment in the Company. No representation or warranty is made to the accuracy or completeness of this presentation. You must make your own investigation and assessment of the matters contained herein. In particular, no representation or warranty is given, and the Company has no responsibility, as to the achievement or reasonableness of any forecasts, estimates, or statements as to prospects contained or referred to in this presentation.Statements in this presentation that are not historical facts (including statements containing "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on current expectations of future events and are subject to risks and uncertainties that could cause actual activities, timing or to differ materially from those expressed or implied by such statements, including risks that we will not have sufficient working capital, the effect of COVID-19 on the business of the Company, that the products we promote in the U.S. may not generate sufficient revenues, that there will be delays in the initiation and progress of our studies, trials or other therapeutic candidate development efforts or delays in obtaining, or we will be unable to obtain, FDA or other regulatory approvals for our products, unable to establish collaborations, that our therapeutic candidates will not be commercially viable, that observed trends in prescriptions in marketed products to-date may not be indicative of future prescription amounts or growth, and risks relating to our Expanded Access Policy (EAP), among other risks. Additional information about the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with Securities and Exchange Commission, including the Company’s Annual Report on Form 20-F filed on March 4, 2020. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results.All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors. The Company has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, together with the information incorporated by reference therein, and other documents we have filed (or will file) with the SEC for more complete information about us and this offering. You may obtain these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

   Strong U.S. Commercial Footprint and Robust Development Pipelinewith Multiple Near-Term Milestones   Corporate Highlights  An emerging U.S. specialty biopharmaceutical company (Nasdaq: RDHL), primarily focused on U.S. commercialization and development of drugs for gastrointestinal (GI) diseases and infectious diseases  Multiple Phase 3 and Phase 2 Programs  Promoting Three FDA-Approved Drugs  * Movantik® is a registered trademark of AstraZeneca  *

 Development Pipeline****    Pre-Clinical  Phase 1/2   Phase 3  NDA  RHB-204  NTM disease    NTM infections      RHB-104  Crohn’s disease          RHB-102(Bekinda®)  Gastroenteritis             IBS-D          RHB-106  Bowel cleanser          Opaganib (Yeliva®)  Oncology Indications + COVID-19          RHB-107 (upamostat)  Oncology/GI + COVID-19          Commercial Products**        Talicia® (omeprazole magnesium, amoxicillin and rifabutin) - H. pylori infection in adults  Movantik® (naloxegol) - Opioid induced constipation (OIC) in adults with chronic non-cancer pain***  Positive results from Phase 3 MAP US study  Phase 3 U.S. study initiated   Positive results from Phase 3 U.S. study  Positive results from Phase 2 U.S. study   Phase 2/3 studies planned  Emerging U.S. Specialty Pharma: Select Programs*  * Estimated timeline/indication in the pipeline is subject to changes in development plans and regulatory requirements/clarifications, including complementary /additional studies; ** For full prescribing information see: Aemcolo®: www.Aemcolo.com; Talicia®: www.talicia.com; Movantik®: www.movantik.com ; *** Movantik® is a registered trademark of AstraZeneca **** Bekinda® and Yeliva® are proposed tradenames which are subject to FDA review and approval  Aemcolo® (rifamycin) - Travelers’ diarrhea caused by noninvasive strains of E. coli in adults  Ongoing Phase 2/3 COVID-19 & Phase 2 oncology program  Phase 2/3 COVID-19, GI & oncology indications

   Mytesi®  Donnatal®EnteraGam®  RHB-204NTMOpaganib COVID-19RHB-107COVID-19  RHB-104Crohn’s diseaseOpaganibCholangiocarcinomaRHB-106Bowel preparationRHB-102GastroenteritisRHB-102IBS-D   Opaganib GIRHB-107Oncology/GI  *Presented events are forward looking statements and estimates and are subject to uncertainties including, among others, clinical and regulatory outcomes, marketing approvals, financial resources and commercial viability; This slide and strategic plan is made for illustrative purposes only. Please see “Disclaimer and Forward Looking Statements”. **Movantik® is a registered trademark of AstraZeneca.  2017  2018    Commercial Products    2020  Sales force of 100 reps + 30 field support professionals promoting 3 products to thousands of GI, PCPs and other HCPs  2019  A leading U.S. specialty pharmaceutical company                Emerging U.S. Specialty Pharma  Pipeline Products   **   …

 Financial Highlights*    RedHill Biopharma Ltd.Nasdaq: RDHL    Market Cap (approx.)  $400 million  American Depositary Shares (ADSs)  42.01 million(Representing 420,199,054 million ordinary shares outstanding)   Cash Balance as of February 15, 2021**  Approx. $66 million  * Financial information as of February 26, 2021 unless otherwise noted** Feb. 15, 2021 cash balance is unaudited and includes cash, cash equivalents, short term investments, and restricted cash; As of Feb. 15, 2021, we had restricted cash of $16M .
 Financial Highlights*    RedHill Biopharma Ltd.Nasdaq: RDHL    Market Cap (approx.)  $400 million  American Depositary Shares (ADSs)  42.01 million(Representing 420,199,054 million ordinary shares outstanding)   Cash Balance as of February 15, 2021**  Approx. $66 million  * Financial information as of February 26, 2021 unless otherwise noted** Feb. 15, 2021 cash balance is unaudited and includes cash, cash equivalents, short term investments, and restricted cash; As of Feb. 15, 2021, we had restricted cash of $16M .

 Financial Highlights*    RedHill Biopharma Ltd.Nasdaq: RDHL    Market Cap (approx.)  $474 million  American Depositary Shares (ADSs)  42.01 million(Representing 420,199,054 million ordinary shares outstanding)   Cash Balance as of February 15, 2021**  Approx. $66 million  * Financial information as of February 22, 2021 unless otherwise noted** Feb. 15, 2021 cash balance is unaudited and includes cash, cash equivalents, short term investments, and restricted cash; As of Feb. 15, 2021, we had restricted cash of $16M .

 Consistent Revenue Growth Despite Challenging Pandemic Conditions

 Talicia Launch Update: Strong Script Month over Month Growth  Encouraging launch trajectory even with restrictive pandemic conditions  *  nTRx Volume  Talicia Monthly nTRx Growth*  Talicia Launch  * Data from IQVIA Xponent; nTRx (normalized TRx)** Historical prescription growth may not be indicative of future prescription amounts or growth

 7 out of 10 commercially insured patients can access Talicia6 out of 10 patients are without restrictions  Positive Reimbursement  TaliciaCommercial & Government Coverage  Commercial & Government Coverage  * Movantik coverage has remained relatively constant to YE 2019.  9 out of 10 commercially insured patients can access MovantikMedicare D: 7 out of 10 patients have accessMedicaid: 9 out of 10 patients have access

 Highly Experienced Senior Leadership  Dror Ben-Asher, Chief Executive OfficerP.C.M.I. Ltd.  Adi Frish, Chief Corporate & Business Development OfficerY. Ben-Dror, MediGus  Micha Ben Chorin, Chief Financial OfficerGVT, Pyramid Analytics, Starhome B.V.  Reza Fathi, PhD, Senior VP R&DXTL, PharmaGenics, Harvard Inst. of Chem. & Cell Biology  David Wasserman, Senior VP Alliance & Project Management Salix, Watson Pharmaceuticals, Glaxo PLC   Rob Jackson, Senior VP Sales & Marketing Salix, Vicuron, Merck & Co.  Patricia Anderson, Senior VP Regulatory AffairsMAPI Group, OptumInsight, Bayer, Novopharm  Steven Thomasian, VP Supply Chain Salix, Kala Pharmaceuticals, Cempra Pharmaceuticals  Shani Maurice, VP BD & CommunicationsPrime Minister’s Office  Aida Bibliowicz, VP Clinical Affairs EuropeMSc Technion, MBA TAU, Cato Research Israel  Todd Krzyzaniak, VP Finance US OperationsSalix Pharmaceuticals, BioDelivery Sciences International  Gilead Raday, Chief Operating OfficerMSc Neurology, MBE Cambridge, Sepal Pharma  Guy Goldberg, Chief Business OfficerEagle Pharma, ProQuest, McKinsey  Rick D. Scruggs, Chief Commercial Officer, Head of US OperationsSalix, Watson, Oclassen  June S. Almenoff, MD, PhD, Chief Scientific Officer Furiex, GSK, Tigenix  Bob J. Gilkin, Senior VP Market Access & Trade Relations Synergy Pharmaceuticals, AstraZeneca  Reginald Williams, VP QualitySalix, Amgen, Eli Lilly and Merck & Co  Danielle Abramson, PhD, VP IP & ResearchBrown University, Greenberg Traurig   Craig Miller, VP Trade Channel Salix, Oclassen Pharmaceuticals, Watson Pharmaceuticals   Michelle Snelling, VP Human ResourcesSalix Pharmaceuticals, INC Research  Ben Martie, VP Legal Affairs ViiV Healthcare (GSK), Chimerix Inc.

   Opaganib (ABC294640, Yeliva®)*Investigational new drugFirst-in-class, orally-administered sphingosine kinase-2 (SK2) inhibitor targeting multiple oncology, inflammatory and GI indicationsOngoing global Phase 2/3 study and positive top-line data from U.S. Phase 2 study for COVID-19--Phase 2 study for the treatment of cholangiocarcinoma ongoing  * Opaganib (ABC294640, Yeliva)® is a proposed tradename, subject to FDA review and approval

 The Product  Potential first-in-class, orally-administered sphingosine kinase-2 (SK2) inhibitor - with anti-cancer, anti-inflammatory activities, targeting multiple oncology, inflammatory and GI indicationsPotent anti-viral activity, targeting a critical host factor - minimizing potential development of resistance due to viral mutations  Potential Market  Significant market potential - multiple indications with an unmet need   Development Status  Completed numerous successful pre-clinical studies in oncology, GI-Inflammation and radioprotection models, as well as food effect and toxicology studies    Phase 1 study in cancer patients with advanced solid tumors successfully met primary and secondary endpoints    Phase 2a study for treatment of cholangiocarcinoma ongoingOrphan Drug Designation for the treatment of cholangiocarcinomaCompassionate use for cholangiocarcinoma under Expanded Access Program    Investigator-sponsored Phase 2 study in prostate cancer initiated March 2020 at Medical University of South Carolina (MUSC) - supported by NCI grant to MUSC    Ongoing global Phase 2/3 studyPositive top-line safety and efficacy data from U.S. Phase 2 study in patients hospitalized with COVID-19 pneumonia  Opaganib (Yeliva®) - SK2 Inhibitor for COVID-19 and Oncology, Gastrointestinal and Inflammatory Diseases

 Opaganib (Yeliva®) - Ongoing Phase 2/3 COVID-19 Study  U.S. randomized, double-blind, placebo-controlled Phase 2 studyPositive top-line safety and efficacy dataSmall sample size of 40 hospitalized patients with COVID-19 pneumoniaFocused on safety and initial efficacy signals; not powered for statistical significanceCollaborations with U.S., European and Canadian suppliers for manufacturingramp-up  Randomized, double-blind, parallel-arm, placebo-controlled global Phase 2/3 study Planned enrollment of 464 subjects with severe COVID-19 pneumonia in approx. 40 sites Primary endpoint: proportion of patients reaching room air by Day 14Study approved in 8 countries: Italy, UK, Russia, Israel, Mexico, Colombia, Poland and Brazil; Planned expansion to U.S. Three DSMB recommendations to continue study following independent safety and futility reviews  Global Phase 2/3 Study - Ongoing  U.S. Phase 2 Study -Completed  Top-line data from Phase 2/3 study expected in Q2/2021

 Opaganib Phase 2 COVID-19 Study - Positive Top-Line Data  U.S. Phase 2 study of opaganib in patients hospitalized with COVID-19 pneumonia:Non-powered study of 40 patients, randomized 1:1 to received opaganib or placebo on top of standard-of-care. Follow up for up to 42 days post treatment initiationPreliminary top-line data demonstrated positive safety and efficacy signals:No material safety differences between the arms. Overall, fewer patients suffered from SAEs in the opaganib arm vs. placebo The opaganib arm demonstrated a consistent trend of greater improvement in reducing oxygen requirement by end of treatment on Day 14 across key primary and secondary efficacy outcomes, correlating with clinical improvement as defined by the WHO ordinal scale:Greater improvement in the proportion of patients reaching room air and no longer requiring oxygen support by Day 14 vs. the control arm (52.6% vs. 22.2%)Greater improvement in the proportion of patients with 50% reduction in supplemental oxygen by day 14 (89.5% vs. 66.7%)Higher proportion of patients discharged by Day 14 (73.7% vs. 55.6%)Greater reduction from baseline of the median total oxygen requirement (AUC) over 14 days (68.0% vs. 46.7%)

 Opaganib’s unique MoA combines potent antiviral and anti-inflammatory activities, targeting a host cell component and minimizing likelihood of resistance  Opaganib (Yeliva®) - Complete Inhibition of SARS-CoV-2  Potent Anti-SARS-CoV-2 Activity: Opaganib evaluated in in vitro model of human lung bronchial tissue (EpiAirway™), including positive control of remdesivir:Opaganib completely inhibited SARS-CoV-2 viral replication as measured after three days incubationOpaganib demonstrated the most potent activity vs. all compounds tested, including remdesivirDose-dependent inhibition of virus production without compromising cell membrane integrity  Opaganib Reduced Thrombosis in ARDS ModelOpaganib administered at 250mg/kg demonstrated a reduction in thrombosis in preclinical model of acute respiratory distress syndrome (ARDS).

   RHB-107 (upamostat)Investigational new drugPotential first-in-class small molecule targeting oncology, inflammatory lung diseases and GI indicationsU.S. Phase 2/3 COVID-19 outpatient study ongoing  16

 RHB-107 - S1 Serine Protease Inhibitor with Ongoing Phase 2/3 COVID-19 Outpatient Study  17  The Drug  Potential first-in-class, orally-administered inhibitor of S1 family of trypsin-like serine proteases with potential for use in the treatment of cancer, inflammatory lung diseases, irritable bowel syndrome, inflammatory bowel disease and pancreatitis    RHB-107 is a specific and potent inhibitor of human trypsin-3 (Ki ~ 20nM), trypsin-2 (Ki ~ 75nM), trypsin-6 (~100nM), trypsin-1 (Ki ~ 190nM) and matriptase-1 (~200nM)    Licensed worldwide rights from Heidelberg Pharma (formerly Wilex), excluding China, Taiwan, Macao and Hong Kong  Development Status  Demonstrated clinical safety profile from approx. 200 patients across 10 clinical studies, including Phase 2 studies in locally advanced pancreatic cancer and metastatic breast cancer     FDA Orphan Drug Designation awarded for treatment of pancreatic cancer    RHB-107 planned to be evaluated in combination with opaganib in an ongoing Phase 2a study in cholangiocarcinoma     Initiated U.S. Phase 2/3 study for outpatient-based treatment of patients with symptomatic COVID-19

 RHB-107 - Ongoing Phase 2/3 COVID-19 Outpatient Study  Study design: 310 patients to be enrolled in a 2-part, multicenter, randomized, double-blind, placebo-controlled, parallel-group Phase 2/3 studyInnovative use of home-based monitoring technologies with home nursing support allowing patients participate from homePrimary endpoint: time to sustained recoveryPatients will be tested for specific viral strain  Ongoing U.S. Phase 2/3 study with RHB-107 in patients with symptomatic COVID-19 in an outpatient setting  We expect that RHB-107 will be effective against emerging viral variants with mutations in the spike protein  Demonstrated potent inhibition of SARS-CoV-2 viral replication in in vitro model of human bronchial tissueTargets human cell factors involved in viral entrySimple once-daily orally-administered treatment

 Commercial Operations - Strong U.S. Presence  Launched Aemcolo® in Q4/2019, Talicia® in Q1/20 and promoting Movantik® since April 2020  Sales force of 100 reps + 30 field support professionals promoting 3 products to thousands of GI, PCPs and other HCPs  *Movantik® is a registered trademark of AstraZeneca.  Market access  U.S. Commercial Headquarters(Raleigh, NC)  *  Supply chain  Medical affairs  Compliance  Managed markets  Marketing

          Talicia®- Approved by U.S. FDA for Treatment of H. pylori Infection in Adults  Approved Indication  Treatment of H. pylori infection in adults   Drug  Omeprazole magnesium, amoxicillin and rifabutin 10 mg*/ 250 mg/ 12.5 mg delayed-release capsules*    Approved  NDA approved by U.S. FDA in November 2019 - launched in March 2020  Key Attributes   Addresses concerns of resistance to clarithromycin and metronidazole Favorable tolerability and safety profile Aims to become the new first-line standard-of-care with broader indicationAll-in-one capsule: supports ease of adherence and compliance, with a single co-pay   Market Exclusivity  Eligible for extended market exclusivity for total of 8 years under QIDP designationPatent protection extending until at least 2034  Market Size  Affects over 50% of the world population, with ~2 million U.S. patients treated annually2018 U.S. and global markets estimated at up to $1.4 billion and $4.8 billion respectively**Approximately 300% quarter-over-quarter prescription growth and rapid expansion of the prescriber baseNational coverage for 167 million lives, with additional coverage expected   * Each delayed-release capsule contains omeprazole 10 mg (equivalent to 10.3 mg omeprazole magnesium), amoxicillin 250 mg, and rifabutin 12.5 mg** Foster Rosenblatt market analysis, October 2018

 H. pylori infection → Progressive gastro-duodenal damageH. pylori - a Group I carcinogen and the strongest risk factor for gastric cancer1 and peptic ulcer disease; Also associated with iron deficiency, B12 deficiency and drug malabsorptionGastric cancer - a leading cause of cancer mortality worldwide, accounting for ~700K deaths annuallyEradication of H. pylori infection reduces gastric cancer risk2 by about 75%U.S. H. pylori prevalence estimated at approx. 35% of the population - over 100 million people3, with an estimated 2 million patients treated annually4SoC fails in approximately 25-40% of patients due to growing resistance to clarithromycin and metronidazole - antibiotics commonly used in standard combination therapies5American College of Gastroenterology (ACG) guidelines generally exclude the majority of U.S. population from treatment with SoC -recommending against clarithromycin-based triple SoC therapies in cases of prior macrolide exposure (most of the U.S. population), in regions with unknown clarithromycin resistance (most U.S. regions) or regions with ≥ 15% clarithromycin resistance6Failed antibiotic treatments create newly-resistant bacteria7  H. pylori - Increasing Global Disease  H. pylori Infection  Muscularis mucosae  Inflammation    GastricUlcer  1 Lamb A et al. Role of the Helicobacter pylori-induced inflammatory response in the development of gastric cancer. J Cell Biochem 2013 Mar;114(3):491-7; 2 Kumar S et al. Risk Factors and Incidence of Gastric Cancer After Detection of Helicobacter pylori Infection: A Large Cohort Study, Gastroenterology 2019. 3 Hooi JKY et al. Global Prevalence of Helicobacter pylori Infection:Systematic Review and Meta-Analysis. Gastroenterology 2017;153:420-429; 4 IQVIA Custom Study for RedHill Biopharma, 2019; 5 Malfertheiner P. et al. Management of Helicobacter pylori infection - the Maastricht IV/ Florence Consensus Report, Gut 2012;61:646-664; O’Connor A. et al. Treatment of Helicobacter pylori Infection 2015, Helicobacter 20 (S1) 54-61; Venerito M. et al. Meta-analysis of bismuth quadruple therapy versus clarithromycin triple therapy for empiric primary treatment of Helicobacter pylori infection. Digestion 2013;88(1):33-4; 6 Chey, WD et al. Am. J. Gastroenterol 2017; 112: 212-38. 7 Nishizawa T et al. Enhancement of Amoxicillin Resistance after Unsuccessful Helicobacter pylori Eradication. Antimicrob. Agents Chemother. 2011, p. 3012–3014.

  Talicia®- Potential First-Line Therapy Targeting up to $1.4B U.S. MarketEfficacy - demonstrated clinical activity with high statistical significance in eradicating H. pylori in U.S. pivotal Phase 3 studyAddresses concerns of resistance to clarithromycin and metronidazoleAttractive tolerability profilePotential to become preferred first-line treatmentFirst all-in-one fixed-dose - simple regimen potentially improves compliance and efficacy; Additional protection against generic substitution; Single co-pay   Talicia®- Clear Clinical Differentiation Provides Large Potential for Market Opportunity in the U.S. and WW  $4.8B Global Market Annual U.S. market for H. pylori therapies estimated at $1.4B*  High Prevalence of H. pyloriOver 27M treatments annually WW*:U.S.: 2M 5EU: up to 3.2M Japan: up to 1.4M China: up to 4.1M  Diminished Efficacy of Standard-of-Care - Approx. 60%Growing H. pylori resistance has led to diminished efficacy of current standard-of-care  Current Brand Medications Lack Clinical Differentiation Current brands provide only modest convenience improvement vs. generics    * Foster Rosenblatt; ** Fallone CA et al. The Toronto Consensus for the Treatment of Helicobacter pylori Infection in Adults. Gastroenterology 2016;151:51–69.

          Movantik®- FDA-Approved for Treatment of Opioid-Induced Constipation   Approved Indication  Treatment of opioid-induced constipation (OIC) in adults with chronic non-cancer pain   Drug  Oral naloxegol tablets available in 12.5mg and 25mg dosage strengths  Approved  Approved in the U.S. in 2014 - launched in 2015 by AstraZeneca and Daiichi Sankyo  Key Attributes   Specifically designed for opioid-induced constipation Favorable tolerability and safety profile Available in two dosesStrong reimbursement coverage  Market Exclusivity  Patent protection extending until at least 2028

 OIC is a Large and Underserved Market*    50 million U.S. adults with chronic pain****      15 million U.S. patients with chronic painare prescribed opioids***  6.2 – 12.4**million opioid users in theU.S. may have OIC*    71% of patients with OIC report little to no benefit from constipation treatments***  *Bell TJ et al. Pain Med. 2009;10(1):35-42. Dahlhamer J, Lucas J, Zelaya C et al. Prevalence of Chronic Pain and High-Impact Chronic Pain Among Adults – United States, 2016. MMWR Morb Mortal Wkly Rep. 2018;67:1001-1006. Accessed September 29, 2020. https://www.cdc.gov/mmwr/volumes/67/wr/pdfs/mm6736a2-H.pdf. **30.7% of patients with chronic noncancer pain are prescribed opioids. Prevalence of OIC is estimated at between 40% to 81% in patients with chronic noncancer pain. Mathieson S et al. J Int Med. 2020;287:458-474. ***Constipation treatments included OTC laxatives (stool softeners, osmotics, stimulants, salines, and rectal options), prescription laxatives, and behavioral therapies (fiber supplements, increased fluids and exercise, and dietary changes). Coyne KS et al. Clinicoecon Outcomes Res. 2014;6:269-281. ****Vegia AR et al. Pain Res Treat. 2018. doi: 10.1155/2018/5704627 5. Coyne KS et al. Clinicoecon Outcomes Res. 2014;6:269-281.

 Movantik - the #1 Prescribed Oral PAMORA*  The #1 prescribed oral PAMORA specifically designed to treat OIC**  Over 2,000,000 prescriptions written since 2015**  Movantik is covered or preferred without prior authorization for the majority of commercial and Medicare Part D patients in the U.S.****  The American Gastroenterological Association recommends the use of Movantik as one of the prescription options for management of OIC***  * Data on file. Prescription data. RedHill Biopharma; 2020. **Since Jan 2017. Data on file. MOVANTIK CVA. RedHill Biopharma; 2019. ***Crockett SD et al. Gastroenterology. 2019;156:218-226. ****“Covered or preferred without prior authorization” means that additional information is not required to be provided to the health plan in order for MOVANTIK to be covered. Step edits and quantity limits may apply. “Patients” means covered lives (Commercial, Employer, Fed Prog, FEHBP, Municipal Plan, PBM, Union, EGWP, Medicare MA, Medicare PDP, Medicare SN, Medi-Medi, PACE) on all Tiers in the Nation, as calculated by MMIT as of January 11, 2021.

 Launched by RedHill in the U.S. - December 2019A rifamycin antibacterial approved by U.S. FDA in Nov. 2018 for the treatment of travelers’ diarrhea caused by noninvasive strains of E. coli in adultsIn-licensed U.S. rights from Cosmo Pharmaceuticals N.V. in Oct. 2019Robust U.S. patent portfolio and FDA QIDP designation, with U.S. marketing exclusivity through 2028   Minimally absorbed Targeted delivery system Proven efficacy against E. coli Reliable safety and tolerability Simple BID dosing

   RHB-204Investigational new drugTargeting pulmonary nontuberculous Mycobacteria (NTM) disease - with QIDP designation, including Fast-Track development statusU.S. Phase 3 Study Initiated

 Planned Indication  Pulmonary nontuberculous mycobacteria disease (NTM) caused by MAC infection  The Product  Patent-protected, oral all-in-one combination of three antibiotic drugs (clarithromycin, clofazimine and rifabutin) each known to be active against NTM disease caused by MAC*  Key Attributes  Targeting first-line treatment - potential new standard-of-care for a disease with no FDA-approved first-line therapyConvenient stand-alone oral therapy for a chronic disease requiring extended treatment Unique dosing combination - optimizing exposure for safety and efficacy  Market Size  U.S. market potential estimated at over $500 million in 2017**  Development Status  Phase 3 study initiatedQIDP and Fast-Track Designation granted, providing eligibility for rolling NDA review, Priority Review and accelerated approvalOrphan Drug designation extends potential U.S. market exclusivity to a total of 12 years post-approval  *Wassilew et al, RESPIRATION 2016 ** Foster Rosenblatt  RHB-204 - Targeting First-Line Pulmonary NTM Disease

 RHB-204 for Pulmonary NTM - Background and Epidemiology  29  1 Wassilew et al, RESPIRATION 2016 2 Griffith DE, et al. An official ATS/IDSA statement: diagnosis, treatment, and prevention of nontuberculous mycobacterial diseases Am J Respir Crit Care Med. 2007;175(4):367-416; 3 American Thoracic Society; 3 Prevots DR et al, Am J Respir Crit Care Med 2010; 4 Daley et al CHEST 2017; 5 Foster Rosenblatt/Company estimates  Approximately 80% of pulmonary NTM infections in the U.S. are associated with Mycobacterium avium complex (MAC)3Pulmonary NTM disease symptoms can include fever, weight loss, chronic or recurring cough, chest pain, blood in sputum and fatigue4 NTM have high levels of drug resistance and require long term dosing with three or more antibiotics2NTM is considered an orphan disease with an estimated 110,000 pulmonary NTM patients in the U.S. in 20175  Difficult to treat infection with no FDA-approved first-line standard-of-careNTM are a ubiquitous bacteria, mostly non-pathogenic but can cause human disease1Pulmonary manifestations account for 80-90% of NTM associated disease2

 A Phase 3 study to assess the efficacy and safety of RHB-204 as a first-line treatment of pulmonary nontuberculous mycobacteria (NTM) disease caused by Mycobacterium avium complex (MAC)    Study Initiated  November 2020  Study Design  Multi-center, randomized, double-blind, two-part, placebo-controlled, parallel-group Phase 3 study; 3:2 randomizationUp to 40 U.S. clinical sitesThe study will evaluate both microbiological endpoints and clinical outcome endpoints at 6 months  Patient Population  Subjects with symptomatic MAC lung disease  Endpoints  Sputum culture conversion (SCC) at Month 6 of treatment Safety and tolerability Patient-reported outcomes, including improvements in physical functioning, respiratory symptoms and fatigue  RHB-204 - Phase 3 Study Initiated

   RHB-104Investigational new drugCombination therapy targeting MAP bacteria for treatment of Crohn’s disease and potentially other autoimmune diseasesPositive First Phase 3 Study in Crohn’s Disease - Study Successfully Met Its Primary Endpoint and Key Secondary Endpoints

 The Link between Crohn’s Disease and MAP  MAP (mycobacterium avium subsp. paratuberculosis) is the causative agent of Johne’s disease, an infectious disease in cattle, clinically and pathologically similar to Crohn’s diseaseAn intracellular pathogen that proliferates in monocytes/macrophagesExtremely slow growing and widely pervasive in the environmentAdvances in diagnostic technology have led to increasingly higher identification of MAP in Crohn’s diseases patients92% (34/37 Crohn’s disease patients by PCR) - Bull, J Clin Microbiol, 200386% (52/60 Crohn’s disease patients) - Shafran, Dig Dis Sci, 2002 Crohn’s disease is a multifactorial diseaseDefective innate immunity to intracellular bacteriaMutations in the NOD2 gene are strongly associated with Crohn’s diseaseMycobacterial infections in humans are difficult to treat; Effectiveanti-mycobacterial agents require intracellular activityATS/IDSA* and WHO advise triple antibiotic therapy for non-tuberculosis mycobacterial disease  * American Thoracic Society, Infectious Disease Society of America, World Health Organization   Johne’s disease  Crohn’s disease  Growing evidence that intracellular mycobacteria play a crucial role in Crohn’s disease

         RHB-104 for Crohn’s - Product and Market Overview  Planned Indication  Treatment of Crohn’s disease in adult patients  The product  Patent-protected combination of 3 antibiotics (clarithromycin, clofazimine and rifabutin) in a single oral capsule with potent intracellular, antimycobacterial and anti-inflammatory properties  Market Size  Worldwide market estimated to exceed $12.8 billion in 2022*  Positive First Phase 3 Top-Line Results  Positive results from the MAP US first Phase 3 study with RHB-104 in Crohn’s disease - study successfully met its primary endpoint and key secondary endpoints  Key Attributes  Unique MoAs, including targeting the potential underlying cause of Crohn’s Improved efficacy on top of standard-of-careSafety and tolerability enabling combining RHB-104 with standard-of-careOral all-in-one capsule  * GlobalData Crohn’s Disease Global Forecast , September 2017

         Multi-center, randomized, double-blind, placebo-controlled, parallel group study (MAP US study) to assess efficacy and safety of orally-administered, fixed-dose combination RHB-104 in subjects with moderately to severely active Crohn’s disease, on-top of baseline background SoC medications    Number of Subjects  331  Sites  Over 100 in the U.S., Canada, Europe, Australia, New Zealand and Israel   Primary Endpoint   State of remission at week 26   Previous Studies  Several PK, Phase 1, 2 and 3 clinical studies conducted  Phase 3 MAP US Development Status  Positive Phase 3 results - study met its primary endpoint and key secondary endpointsOngoing discussions with KOLs; FDA meeting planned to discuss design of confirmatory Phase 3 study and path to potential approval  Phase 3 MAP US2Extension Study  The open-label study included subjects from the MAP US study with persistent active Crohn’s disease (CDAI ≥ 150) after 26 weeks in MAP US study; Interim top-line results demonstrated 27.8% clinical remission with RHB-104 at week 16 and 22.2% remission at week 52* (n=54)Of subjects treated with RHB-104 for the first time (previously randomized to placebo arm in MAP US study), 31.6% achieved remission at week 16 and 26.3% achieved remission at week 52 - further supporting potential clinical benefit of RHB-104  RHB-104 Positive First Phase 3 Study in Crohn’s - Met Primary Endpoint and Key Secondary Endpoints  * Results were provided by independent third party prior to database lock and are not final

 RedHill Biopharma Ltd.21 Ha’arba’a St. Tel-Aviv, 6473921, Israel Email: info@redhillbio.comTel: +972-3-541-3131  35  Thank You!